Amendment IV

THIS AMENDMENT IV ("Amendment") is made this 30th day of September, 2002, by and between Williams Communications, LLC ("Williams Communications") and Colorado Satellite Broadcasting, a division of New Frontier Media, Inc. ("Customer").

WHEREAS, Williams Communications and Customer are parties to that certain Teleport Services Agreement, effective the first day of April, 1999, as amended (the "Agreement"); and

WHEREAS, Williams Communications and Customer desire to further amend the Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and mutual promises and covenants of the parties hereto, the receipt and sufficiency of which is hereby acknowledged, Williams Communications and Customer agree to amend the Agreement as follows:

1. Section 1 (A) of the Agreement shall be deleted in its entirety and replaced with the following:

     A. A 45Mb microwave link to provide Customer with tertiary backup to Customer's DS-3 circuits from Customer's premises in Boulder, Colorado ("Customer's Premises") to Williams Communications Teleport Denver (the "Teleport") (hereinafter referred to as the "Microwave Link").

2. Section 3 (b) of the Agreement shall be deleted in its entirety and replace with the following:

                  b. Redundant Signal Delivery to Teleport. It is the intent of the parties that Customer's Terrestrial DS-3 Circuits shall be the primary and redundant transmission paths, and that the Microwave Link provided by Williams Communications shall be the tertiary backup transmission path. In this regard, the output of the MPEG-2 Compression System will be split to be transmitted via Customer's DS-3 Circuits and the Microwave Link for the purposes of redundancy. The Microwave Link provided by Williams Communications is "single thread" and does not have any redundant features. The Customer's redundant DS-3 signals are received at the Teleport and are connected to the decoding MPEG-2 equipment. The Microwave Link signal is received at the Teleport and will be manually patched in as required.

3. Exhibit "A," attached hereto and incorporated by reference, shall be added to, and become part of, the Agreement.

4. Exhibit "A" shall supersede and replace the following portions of the Agreement in their entirety: Section 1 (B), (C) and (D); Section 2; Section 3 with the exception of 3 (b) which is amended pursuant to Section 2 herein; and Section 4; Amendments I, II, and III, except as set forth in
     Section 5 below.

5. Section 9, "Commitment," as set forth in Section 3 of Amendment III, shall remain in full force and effect throughout the Original Term of the Agreement, as "Original Term" is defined in Section 6 of the Agreement

6. Effective Date. The Effective Date of this Amendment IV shall be the later of 90 days from the date this Amendment IV is fully executed or 30 days from the date of installation of the TV-1 circuits as described in and subject to Section 1.2(d) of Exhibit "A." Further, to implement the Service within this timeframe, Williams Communications requires access to Customer's Premise, as defined in Exhibit "A," at its request as needed. Customer shall provide Maintenance Windows, as defined in Exhibit "A," as requested by Williams Communications, in order to migrate services from the existing system to the new service design. Williams Communications will notify Customer of any failure on the part of Customer to provide Williams Communications with access to Customer's Premise or to provide Williams Communications' requested Maintenance Windows and Customer understands that such failure may result in implementation delays. Williams Communications shall not be responsible for delays caused by the failure of Customer to comply with these terms.

7. Except as specifically amended herein, all terms, conditions and provisions contained in the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment IV on the 30th day of September 2002.

Williams Communications, LLC                   Colorado Satellite Broadcasting,
                                               a division of
                                               New Frontier Media, Inc.

By :  /s/ Michael Schlesier                    By:  /s/ Ken Boenish

Name: Michael Schlesier                        Name: Ken Boenish

Title: Vice President                          Title: President

Date: 10/04/02                                 Date: 09/30/02

                                   Exhibit "A"

This Exhibit "A" sets forth the responsibilities of Williams Communications and Customer pertaining to the encryption and transmission of Customer's content to Customer-provided satellite space on the Loral Telstar 4 and Telstar 7 satellites pursuant to the terms and conditions of the Agreement. For the purposes of the Agreement, the Teleport is defined as Williams Communications Teleport Denver located at 9174 South Jamaica Street, Englewood, CO 80112. For the purposes of this Agreement, the Customer Premise is defined as 5435 Airport Boulevard, Suite 100, Boulder, Colorado, 80301.

                           Section 1. Teleport Service

1.1 Service Overview. Williams Communications shall, subject to the terms and conditions of the Agreement, provide to Customer, the use of the Teleport for full-time dedicated transmissions, based on the terms contained herein, to uplink Customer's signal(s) from the Teleport to Customer-provided space segment on the Loral Telstar 4 C-band satellite located at 89 degrees West Longitude, and the Loral Telstar 7 C-band satellite located at 129 degrees West Longitude and to furnish equipment and collocation as described herein in relation to Customer's programming as set forth in Table 1 below ("Customer's Programming"), and to provide TV-1 Local Loops between Customer Premise and the Teleport (the "Service"). Customer shall supply Williams Communications with collocation space and environmentally controlled facilities suitable for operation of Williams Communications provided Digicipher equipment.

                                     Table 1

                             Customer's Programming

Channel                    Satellite        Satellite

Gonzo X           Analog   Telstar 4-1
Exxtasy           Analog   Telstar 4-4
True Blue         Analog   Telstar 4-5
Barker            Analog   Telstar 4-7
Pleasure          Digital                 Telstar 7-24
TeN               Digital                 Telstar 7-24
ETC               Digital                 Telstar 7-24


1.2      Williams Communications' Responsibilities:

a. Description of Services. Williams Communications will (i) collocate Digicipher equipment at Customer Premise; (ii) for Customer's digital Telstar 7 services, receive Customer provided signal(s) for introduction into Williams Communications provided Digicipher equipment; (iii) handoff to Customer a Digicipher encoded DS-3 MCPC signal for introduction into Customer Provided Terrestrial DS-3 Connectivity between Customers Premise and the Teleport; (iv) receive Customer transported Digicipher signal(s) for introduction into Williams

Communications provided RF Chain; (v) transmit Digicipher encoded services to Telstar 7; (vi) for Customer's Analog Videocipher II + Telstar 4 services, receive Customer provided signal(s) for introduction into Williams Communications provided TV-1 local loops; (vii) receive Customer content from analog TV-1s; (viii) provide connectivity between local loop demarcation and Customer Provided VideoCipher II + equipment; (xi) provide rack space at the Teleport for collocation of Customer provided Videocipher II + equipment; (xii) receive four (4) analog Videocipher II + signals from Customer; (viii) introduce Customer's Videocipher II + signals into Williams Communications provided RF Chain for transmission to Telstar 4; and (xiii) provide a DS-3 Microwave Link, as provided for in Section 3 (b) of the Agreement, as amended, as a tertiary backup to Customer's Terrestrial DS-3 Fiber Connectivity transporting Digicipher encoded Customer content. Customer understands and agrees that turn-up time for the Telstar 7 services is estimated at fourteen (14) business days from Williams Communications' receipt of this signed amendment.

b. Monitoring of Customer's Programming. Customer shall be solely responsible for all video and audio monitoring of the satellite returned signal. Williams Communications will monitor only the satellite RF (radio frequency) representation of the Service. Williams Communications shall include audible and visual alarms on its monitoring of the RF carriers. Customer shall notify Williams Communications immediately by telephone when an Interruption of the Service begins and when the Service is restored.

c. Program Origination. At no time shall Williams Communications be responsible to provide programming origination or tape playback services for Customer. Customer shall be permitted to provide tape playback from the Teleport in the event of a catastrophic fiber failure. DVD playout capability shall be part of the service restoral responsibilities of Williams Communications.

d. Terrestrial Connectivity. For Telstar-4 analog Videocipher II + services, Williams Communications shall be responsible for transport of Customer's signals, via Williams Communications provided TV-1s from Customer Premise to the Teleport. Demarcation point is the video and audio input connectors to Williams Communications provided TV-1s. Williams Communications will handoff to Customer, at the Teleport, analog video and audio for introduction into Customer Provided VideoCipher II + encoding equipment, with the demarcation point being the video and audio input connectors of Customer Provided VideoCipher II+ encoders. Customer will hand off to Williams Communications a 70 MHz signal suitable for introduction into Williams Communications provided RF chain with the demarcation point being the 70 MHz output connector of Customer Provided VideoCipher II+ equipment. Williams Communications will order TV-1 connectivity upon receipt of the signed Amendment IV. Turn up time for TV-1 connectivity is estimated at one hundred twenty (120) days from receipt of the signed Amendment IV. Williams Communications' provision of TV-1 connectivity to Customer is subject to Williams Communications' contracts with third parties through which it has obtained any portion of the rights made available to Customer under this Agreement. Customer shall have no greater rights or remedies against or with respect to Williams Communications under this Agreement than Williams Communications has against such third parties under those contracts. In addition, Customer understands and agrees that any special construction costs associated with provision of the TV-1 circuits will be due to Customer's requirements and specifications. Therefore, Customer agrees to be responsible for any and all special construction costs in excess of $4,576. Further, Customer understands and agrees that any special construction may affect the estimated turn up time for installation of the TV-1 circuits. Williams Communications will provide a breakdown of special construction costs to Customer when such information becomes available. However, Customer shall be responsible for charges as set forth above. Failure of Customer to accept charges in excess of the anticipated installation charges of $4,576 may result in cancellation of TV-1 installation orders. Williams Communications and Customer understand and agree that total charges for installation of the TV-1 circuits will not be known until such time as an order is placed and appropriate surveys are completed by the vendor. Any cancellation costs shall be borne by Customer.

1.3      Customer's Responsibilities:

     a.  Collocation  -- Williams Communications' Equipment.

                  (i) Collocation at Customer Premise. At no charge to Williams Communications, Customer will supply rack space at Customer's premise located at 5435 Airport Boulevard, Suite 100, Boulder, Colorado, 80301, sufficient for Williams Communications to locate equipment required to perform the Services described herein, including but not limited to two (2) Motorola Digicipher frames with associated power supplies, MicroVax system controller, UPS system, and one 19" Digicipher equipment rack. Utility power will be supplied at 120vac and 208vac, two phase with single isolated ground. Customer shall provide power via an automatic transfer switch fed by both standby generator and public utility to support the Williams Communications owned UPS system. UPS battery operation may not exceed five (5) minutes. Customer will supply an environmentally controlled facility for Williams Communications' Equipment, and maintain a temperature no higher than 68 degrees +/- 5 degrees Fahrenheit, and humidity no higher than 65 % non-condensing. Failure to provide such environmental conditions may result in failure of Williams Communications' Equipment. Williams Communications is not responsible for any failure of Williams Communications' Equipment or Services due to insufficient environmental control. Any such failure will not be used in the calculation of outage credits nor will such failure constitute a breach on the part of Williams Communications. Further, Customer shall be responsible for repair of Williams Communications' Equipment that fails under the aforementioned conditions. An inventory of Williams Communications' Equipment is listed below in Table 2.


                                     Table 2

-----------------------------------------------------------------------------------------------------------
                                    Williams Communications' Equipment
-----------------------------------------------------------------------------------------------------------
           Note: This is an inventory only and is subject to change by Williams Communications
-----------------------------------------------------------------------------------------------------------

Equipment Description                                 Quantity    Serial Number
-----------------------------------------------------------------------------------------------------------
DEC Tape Drive                                             1     CX61809760
-----------------------------------------------------------------------------------------------------------
Digicipher 2 Frames                                        2     00078 and 00051
-----------------------------------------------------------------------------------------------------------
GI Power supply mods                                       3     a) 30714-7 b) 23637-14 c) 23637-15
-----------------------------------------------------------------------------------------------------------
Microvax 3800/ Digital/                                    1     AY61728453
-----------------------------------------------------------------------------------------------------------
Powerware UPS system                                             S/N to be determined.
-----------------------------------------------------------------------------------------------------------
DC 2 boards as follows:
-----------------------------------------------------------------------------------------------------------
                         Packet Multiplexer:               2     a) 00690 b) 00027
-----------------------------------------------------------------------------------------------------------
                         Digital Video Compressor          3     a) 00075 b) 00037 c) 00151
-----------------------------------------------------------------------------------------------------------
                         Digital Service Encoder           3     a) 00183 b) 00387 c) 00257
-----------------------------------------------------------------------------------------------------------


                  (ii) Access to Customer Premise. Customer shall provide Williams Communications with 24 hour per day 7 day a week access for emergency maintenance or repair of Williams Communications' Equipment. Customer will provide contact information sufficient for Williams Communications' personnel to gain access to Customer's premise at 5435 Airport Boulevard, Suite 100, Boulder, Colorado, 80301. Failure of Customer, at any time and for any reason, to provide said access relieves Williams Communications from all responsibility for Outages during which Williams Communications was denied access.

     b. Signal Delivery. Customer shall be solely responsible for delivery of its signal(s) to the demarcation point, as set forth in Section 2 herein. Customer shall deliver NTSC CCIR-601 standard signal(s), as defined by the International Radio Consultative Committee, for Telstar-7 Digicipher service(s). Customer shall deliver analog Videocipher II+ signal(s), as defined by Motorola, for Telstar-4 Videocipher services. Customer acknowledges and agrees that Williams Communications' ability to provide uninterrupted Service to Customer pursuant to the technical standards set forth in this Exhibit "A" is dependent upon Williams Communications' receipt of a valid signal handed off from Customer that conforms to the technical standards set forth herein.

     c. Compliance with Technical Specifications. Customer shall comply with Technical Specifications including, but not limited to, the following - NTSC CCIR-601 signal as defined by the International Radio Consultative Committee. Videocipher II+ signal as defined by Motorola. NTSC analog video as defined by National Television System Committee. DS-3 as defined by the American National Standards Institute. All signals referenced in this document shall conform to the appropriate standard(s).

d.       Customer Provided Equipment - Sparing and Maintenance.
Customer shall be responsible for providing all equipment necessary for provision of the Service which is not provided by Williams Communications, including but not limited to the Customer Provided Equipment as set forth in Table 3 below. Customer is responsible for all sparing, maintenance, and technical support for all Customer Provided Equipment including all Videocipher II Equipment. However, Williams Communications will provide one (1) Videocipher II encoder to act as a spare to Customer Provided Videocipher II encoders ("Spare VC II Encoder"). The Spare VC II Encoder is supplied "as is," and Customer shall be responsible for all operation, maintenance and repair of the SpareVC II Encoder. In the event that the Spare VC II Encoder is placed into service, Customer shall be responsible for repair or replacement of failed Customer Provided Videocipher II Equipment, and in no event shall Williams Communications provide additional spare Videocipher II encoders beyond the initial Spare VC II Encoder, nor shall Williams Communications be responsible for any outages due to the failure of either Customer Provided Equipment or the Spare VC II Encoder. However, in the event of a failure of a Customer Provided Videocipher II encoder, Williams Communications will work with Customer to install the Spare VC II Encoder for the purpose of restoring Service. Customer agrees that Interruptions to the Services during and directly related to the installation of the Spare VC II Encoder shall not be considered in Outage Credit calculations.

                                      Table 3

                           Customer Provided Equipment

                   EQUIPMENT                           MODEL #                      SERIAL #
   ------------------------------------------------------------------------------------------------------
              Digital MicroVAX II                     630QZ-A2                     WF90822070
   ------------------------------------------------------------------------------------------------------
              Digital MicroVAX II                     630QZ-A2                     WF72111725
   ------------------------------------------------------------------------------------------------------
              Digital MicroVAX II                     630QZ-A2                     WF72312050
   ------------------------------------------------------------------------------------------------------
               Echostar Receiver                        4900                      RDECTK02506G
   ------------------------------------------------------------------------------------------------------
               Echostar Receiver                        4900                      RDECTK03156M
   ------------------------------------------------------------------------------------------------------
                    Genesis                          6000 Series
   ------------------------------------------------------------------------------------------------------
              Pioneer DVD Player                      DVD V7400                    UFEA003332CC
   ------------------------------------------------------------------------------------------------------
                Sony DVD Player                       DVP-S560D                       982609
   ------------------------------------------------------------------------------------------------------
                Sony DVD Player                       DVP-S560D                       982778
   ------------------------------------------------------------------------------------------------------
                Sony DVD Player                       DVP-S560D                       982620
   ------------------------------------------------------------------------------------------------------
                Sony DVD Player                       DVP-S560D                       982621
   ------------------------------------------------------------------------------------------------------
              VideoCipher 2 Plus                       75471-1                      S20000016
   ------------------------------------------------------------------------------------------------------
              VideoCipher 2 Plus                       75507-1                      SP2000082
   ------------------------------------------------------------------------------------------------------
              VideoCipher 2 Plus                       75507-1                      SP2000028
   ------------------------------------------------------------------------------------------------------

     e. Terrestrial Fiber Connectivity. Customer shall provide all DS-3 fiber connectivity required to transport Customer's signal from Customers Premise to the Teleport ("Customer Provided Terrestrial Connectivity") for transmission to Telstar 7. Customer is responsible for all outages of Customer Provided Terrestrial Connectivity. Williams Communications has no responsibility for outages resulting from interruptions affecting Customer Provided Terrestrial Connectivity. Customer shall be solely responsible for all DS-3 Circuits, including payment to and all interaction with Customer's vendor.

     f. Transponder. Customer shall be solely responsible for obtaining all transponders required to provide the Services at Customer's sole expense. Customer shall provide Williams Communications with sufficient information regarding the transponder(s) to be able to provide the Services. Williams Communications understands that changes to satellites and transponders may be required due to failures in such equipment or due to Customer's reasonable business needs. Williams Communications will make reasonable efforts to accommodate changes to Customer provided transponders and satellites. However, while Williams Communications intends to attempt to accommodate all such reasonable requests, Customer understands and agrees that changes to Customer provided transponder(s) and/or satellites will require review by Williams Communications' engineering and operations staff. Examples of requests which may be deemed unreasonable include but are not limited to i) changes to transponder(s) which would require the use of additional RF chains beyond the two (2) RF chains contemplated in this Agreement and, ii) changes to transponder(s) requiring equipment that is unavailable. See Table 1, Customer's Programming, for satellite and transponder information.

     g. Throughput. Customer shall be responsible for the function and throughput of all Customer Provided Equipment. Williams Communications will provide environmentally controlled facilities suitable for operation of Customer Provided Equipment which is located at Williams Communications' premises. Williams shall provide reasonable assistance in restoral of Customer-Provided Equipment at the Teleport.

     h. Downlink Equipment. Customer shall be solely responsible for receiving the satellite signals from the transponder(s), including all downlink equipment necessary for reception of the satellite signals.

     i. Digicipher Authorizations. Customer has chosen to encrypt the Pleasure, TeN, and ETC Programming with a GI Digicipher system. Williams Communications has purchased the GI Digicipher MPEG-2 encoding system with "Conditional Access," for use in providing the Services to Customer. Customer shall be responsible for the authorization of commercial decoders in Customer's network, so that the correct end user receives the correct programming.

     j. Service Charge. The monthly charge for the Services, as defined herein, shall be $xxx throughout the Original Term (the "Service Charge"). The Service Charge shall be invoiced monthly in advance and shall be paid by Customer in U.
S. Dollars 10 days before the first day of the month in which Services are to be provided. Payment shall be made via Automated Clearinghouse ("ACH") or wire transfer made to Williams Communications in care of Bank of Oklahoma, Tulsa, OK, ABA #103900036, Account No. 010649443, or such other bank or account as Williams Communications may in writing direct Customer to remit payment pursuant to the notice provisions of this Agreement. Customer has previously deposited $xxx which represents one month's Service Charge for all Services provided pursuant to that certain Teleport Services Agreement dated July 13, 2000, as amended three times, to be held by Williams Communications as a deposit (the "Deposit") throughout the Original Term of the Agreement. At Williams Communications' sole discretion, the Deposit shall be applied as payment to Customer's account either
i) during the Original Term after Customer's payment history has been established or ii) as payment for the last month of the Original Term.

     k. Single Source of Contact. Customer shall be the single point of contact for Customer's customers regarding the Services provided hereunder. Under no circumstances shall Customer distribute contact information for the Teleport or Williams Communications to Customer's customers.

                         Section 2. Baseband Demarcation

2.1      Telstar-7 Services. Customer is responsible for providing CCIR
601 compliant signal(s) to the input BNC connector of Williams Communications provided Digicipher encoder(s) located at Customer's Premise. Williams Communications is responsible for the signal within the Digicipher chassis, which encodes the Customer's CCIR-601 signal into Motorola Digicipher format. Williams Communications will hand the signal responsibility back to Customer in DS-3 MCPC format at the output BNC connector of the Motorola Digicipher chassis. Customer is responsible for transport of the DS-3 signal from the Digicipher chassis output BNC connector to the Teleport. Williams Communications will accept responsibility of the DS-3 signal from the output BNC connector of the terrestrial transport system.

2.2 Telstar-4 Services. Customer is responsible for encoding of all signals for Telstar-4 delivery. Demarcation is the output BNC connector of the Customer owned Motorola Videocipher II+ encoder(s) located at the Teleport.

2.3 Transmission System Design. A diagram of the "Transmission System Design" is attached hereto as Attachment I.

                         Section 3. Maintenance Windows

In order to maintain system integrity and reduce service outages, Williams Communications requires, at a minimum, a one (1) hour on air maintenance window, the "Maintenance Window," each month (30 days) in order to perform maintenance on Williams Communications' Provided Equipment at Customer's Premise located at 5435 Airport Boulevard, Suite 100, Boulder, Colorado, 80301. This monthly Maintenance Window will be scheduled with Customer in advance, and barring extreme circumstances, the monthly Maintenance Window schedule will be adhered to. Failure of Customer to adhere to this schedule shall relieve Williams Communications of all responsibilities for Outages until such time as the Maintenance Window has been completed. However, a Maintenance Window which releases the primary or backup path will be accommodated only as long as the Customer's services remain on-air through the alternate path. Williams Communications will be responsible to advise Customer's Broadcast Group that the services will not have redundancy during the times specified. Customer will support the current semi-annual 4 hour off-air Maintenance Windows as required.

                                  Attachment I

                           Transmission System Design

                               [GRAPHIC OMITTED]


                         Transmission Equipment for CSB